UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015 (June 2, 2015)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 2, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Avago Technologies Limited (the “Company”) approved the following increases in annual base salary for the following named executive officers of the Company, in each case effective as of July 1, 2015:

Name	Increase	Annual Base Salary effective July 1, 2015
Bryan T. Ingram, Senior Vice President and Chief Operating Officer	9.5%	$575,000
Anthony E. Maslowski, Senior Vice President and Chief Financial Officer	6.0%	$434,070
Patricia H. McCall, Vice President and General Counsel	6.0%	$421,298

On June 3, 2015, the Board of Directors, after consultation with, and upon the recommendation of, the Compensation Committee, approved a 10% increase in the annual base salary for Hock E. Tan, the Company’s President and Chief Executive Officer, resulting in annual base salary of $968,000, effective July 1, 2015.

Item 8.01.	Other Events.

On June 4, 2015, the Company announced that its Board of Directors had declared an interim cash dividend on the Company’s ordinary shares of $0.40 per share, payable on June 30, 2015 to its shareholders of record at the close of business (5:00 p.m.), Eastern Time, on June 19, 2015. A copy of the press release announcing the dividend is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated June 4, 2015, entitled “Avago Technologies Announces $0.40 Interim Dividend.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2015

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated June 4, 2015, entitled “Avago Technologies Announces $0.40 Interim Dividend.”